UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  June 3, 2010

VLOV, INC.

(Exact name of registrant as specified in Charter)

Nevada	000-53155	20-8658254
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employer Identification No.)

11/F., Xiamen Guanyin Shan International Commercial Operation Centre, A3-2 124
Hubin Bei Road, Siming District
Xiamen, Fujian Province
People’s Republic of China

 (Address of Principal Executive Offices)

(86592) 2345999

(Issuer Telephone Number)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02   Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Resignation of Directors

Effective June 1, 2010, Congming Xie and Zhifan Wu each voluntarily resigned from the Registrant’s board of directors (the “Board”). The decision by each of these directors to resign from his position was not the result of any material disagreement with the Registrant on any matter relating to the Registrant’s operations, policies or practices.

Appointment of Director

Effective June 1, 2010, the Board appointed Mr. Jianhui Wang to fill one of the vacancies created by the resignations of Mr. Xie and Mr. Wu.

Mr. Wang is currently the president of Zhongbang Investment Management Group, Inc. to which he was appointed in 2008. Prior to that position, from 2004 to 2008, Mr. Wang was the vice president and chief financial officer of China World Team Investment Holding Co., Ltd. Mr. Wang served as the president of Fujian Shishi Sea World Co., Ltd. from 2001 to 2004, and as the vice president and vice chairman of the board of Fujian Dayu Tourism Development Co., Ltd. from 1998 to 2001. From 1996 to 1998, Mr. Wang was the vice president of Longchuan (Fujian) Recreation Co., Ltd. Mr. Wang is also a senior economist and visiting professor at Guanghua School of Management at Peking University. Mr. Wang graduated with a Master of Business Administration from Xiamen University in 1995 and obtained his Bachelor of Management Science and Engineering from Wuhan Institute of Economy in 1992.

In addition to his appointment to the Board, Mr. Wang has also been appointed to the audit, compensation and nominating committees.

In connection with his appointments, Mr. Wang entered into an agreement with the Registrant in the form of a director appointment letter (the “Agreement”), a copy of which is attached to this current report as Exhibit 99.1.

Under the Agreement, Mr. Wang’s appointment is until his successor is duly elected and qualified. For his services rendered as a member of the Board as well as the audit, compensation and nominating committees, Mr. Wang will receive an annual compensation of $16,000, payable in quarterly installments and subject to his continuous service on the Board. Additionally, Mr. Wang will be reimbursed for his expenses incurred in connection with the performance of his duties, including travel expenses. The Registrant has also agreed to obtain directors’ and officers’ liability insurance, and to maintain such insurance during Mr. Wang’s appointment on the Board.

Mr. Wang’s appointment terminates immediately if he: (a) resigns for any reason; (b) is removed or not re-elected at an annual meeting of shareholders; (c) is disqualified from acting as a director; (d) dies; or (e) is ordered to resign by a court of competent jurisdiction.

Item 9.01   Financial Statements and Exhibits

Exhibit Number	Description

99.1	Director Offer Letter with Mr. Jianhui Wang dated June 1, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VL VLOV, INC.

By:	/s/ Qingqing Wu
Qingqing Wu
Chief Executive Officer

Dated: June 3, 2010